Exhibit 99.1
SCHEDULE
to the
ISDA 1992 Master Agreement
dated as of November 21, 2007
between
CITIBANK, N.A.,
a national banking association organized under the laws of the United States
(“Party A”)
and
TRIAD AUTOMOBILE RECEIVABLES TRUST 2007-B,
a Delaware statutory trust
(“Party B”)
Reference is made to that certain Indenture dated as of November 21, 2007 (as amended, modified or supplemented from time to time in accordance with its terms, the “Indenture”) between Party B as the Issuer thereunder and Citibank, N.A. as Indenture Trustee, and to that certain Sale and Servicing Agreement dated as of November 21, 2007 (as amended, modified or supplemented from time to time in accordance with its terms, the “Sale and Servicing Agreement”) among Party B, Triad Financial Special Purpose, LLC, as Depositor, Triad Financial Corporation, as the Servicer and Custodian, and Citibank, N.A., as Backup Servicer and Indenture Trustee. Capitalized terms used but not defined in this Agreement or this Schedule will have the meanings ascribed to them in the Sale and Servicing Agreement and/or the Indenture.
Part 1
Termination Provisions
(a) “Specified Entity” means:
(i)	in relation to Party A: not applicable; and

(ii)	in relation to Party B: not applicable.
(b) “Specified Transaction” shall have the meaning specified in Section 14 of this Agreement.

(c) The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and will apply to Party B.
(d) The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.
(e) The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will apply to Party B’s Credit Support Provider, except that in respect of Party B’s Credit Support Provider only, Sections 5(a)(iii)(2) and (3) shall not apply and Section 5(a)(iii)(1) shall be deemed to apply only in respect of agreements to pay or payment obligations. The provisions of Section 5(a)(iii) will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraphs 3(b), 6(d) and 8(d) of the Credit Support Annex referred to in Part 4(g) herein.
(f) The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.
(g) The “Default under Specified Transaction” provisions of Section 5(a)(v) will not apply to Party A and will not apply to Party B.
(h) The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B.
For purposes of Section 5(a)(vi), the following provisions apply:
“Specified Indebtedness” will have the meaning specified in Section 14 of this Agreement except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A’s banking business.
“Threshold Amount” means with respect to Party A an amount equal to three percent (3%) of the Shareholders’ Equity of Party A or, if applicable, the Eligible Guarantor.
“Shareholders’ Equity” means with respect to an entity, at any time, the sum (as shown in the most recent annual audited financial statements of such entity) of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.
(i) The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that in respect of Party B (A) Section 5(a)(vii)(2) shall not apply, (B) Section 5(a)(vii)(3) shall not apply to any assignment, arrangement or composition that is effected by or pursuant to the Basic Documents, (C) Section 5(a)(vii)(4): (i) shall not apply to a proceeding instituted, or a petition presented, by Party A or any of its Affiliates (for purposes of Section 5(a)(vii)(4), Affiliate shall have the meaning set forth in Section 14, notwithstanding anything to the contrary in this Agreement, and (ii) to the extent that Section 5(a)(vii)(4) otherwise applies, shall be amended by deleting the words “30 days” and replacing them with “60 days”, (D) Section 5(a)(vii)(6) shall not apply to any appointment that is effected by or pursuant to the Basic Documents, or any appointment to which Party B has not yet become subject, (E) Section 5(a)(vii)(7) shall not apply, (F) Section 5(a)(vii)(8) shall apply only to the extent of any event which has an effect analogous to any of the events specified in clauses (1), (3), (4), (5) or (6) of Section 5(a)(vii), in each case as modified in this Part 1(i), and (G) Section 5(a)(vii)(9) shall not apply.

(j) The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will not apply to Party B.
(k) Notwithstanding anything to the contrary in Sections 5(a)(i) and 5(a)(iii) of this Agreement, but without prejudice to any Event of Default resulting from Party A’s failure to post collateral in accordance with the criteria of any Rating Agency other than Moody’s, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under any Credit Support Document shall not be an Event of Default under Section 5(a)(i) or Section 5(a)(iii) unless (A) a Moody’s Second Trigger Ratings Event has occurred and is continuing and at least 30 Local Business Days have elapsed since the last time such Moody’s Second Trigger Ratings Event first occurred and (B) such failure is not remedied on or before the third Local Business Day after notice of such Ratings Event is given to Party A.
(l) The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.
(m) The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A and will apply to Party B, provided that the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)” are hereby deleted.
(n) The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event Upon Merger in respect of which it is the Affected Party.
(o) The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.
(p) The “Automatic Early Termination” provisions of Section 6(a) will not apply to Party A and will not apply to Party B;
(q) For the purpose of the “Payments on Early Termination” provisions of Section 6(e): Market Quotation and Second Method will apply; provided, however, that, notwithstanding anything to the contrary in this Agreement, if an Early Termination Date has been designated as a result of a Derivative Provider Trigger Event, the following provisions will apply:
(i)	The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

““Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.”

(ii)	The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

““Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by Party B so as to become legally binding; provided that:

(1)	If, on the Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); and

(2)	If, on the Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(iii)	If Party B, at the written direction of the Depositor, requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Early Termination Date.

(iv)	Without prejudice to Party B’s discretion as to the time of obtaining and accepting quotations, Party B shall consult with Party A as to the day and time of obtaining any quotations.

(v)	At any time on or before the Early Termination Date at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations are expressed as negative numbers, the Market Quotation expressed as a negative number with the largest absolute value).

(vi)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid

Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I).”
(r) “Termination Currency” means United States Dollars.
(s)	“Additional Termination Events”. The occurrence of any of the events specified in Part 5(b) shall constitute an “Additional Termination Event” for purposes of Section 5(b)(v).

Part 2
Tax Matters
(a)	Tax Representations.
(i)	Payer Representations. For the purpose of Section 3(e) of this Agreement,

(A)	Party A makes the following representation:

None.

(B)	Party B makes the following representation:

None.

(ii)	Payee Representations. For the purpose of Section 3(f) of the Agreement, Party A and Party B make no representations.
(b)	Tax Provisions.
(i)	Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

(ii)	Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:

“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

Part 3
Agreement to Deliver Documents
For the purpose of Section 4(a) of this Agreement:
               I. Tax forms, documents or certificates to be delivered are:

Party required to	Form/Document/	Date by which to
deliver document	Certificate	be delivered
(i) Party A and Party B	U.S. IRS Form W-9 (or successor thereto).	Promptly upon execution of this Agreement or thereafter upon previously delivered forms becoming obsolete;

               II. Other documents to be delivered are:

Party required
to deliver	Form/Document/	Date by which to	Covered by
document	Certificate	be delivered	Section 3(d)
Party A and Party B	Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver, and to perform its obligations under this Agreement, any Confirmation, and any Credit Support Documents to which it is a party.	Upon the execution and delivery of this Agreement	Yes

Party A and Party B	Incumbency and authority certificate authorizing the officers of the party signing this Agreement, any Confirmation, and any relevant Credit Support Document, as the case may be.	Upon the execution and delivery of this Agreement	Yes

Party A and Party B	An opinion of counsel to such party reasonably acceptable to the other party and the Insurer.	Upon the execution and delivery of this Agreement	No

Party B	A copy of the Indenture, Sale and Servicing Agreement and all other Basic Documents.	Upon the execution and delivery of this Agreement	Yes

Part 4
Miscellaneous
(a) Addresses for Notices. For the purpose of Section 12(a) of this Agreement:
Address for notices or communications to Party A:

Address:	Capital Markets Legal
388 Greenwich Street
17th Floor
New York, New York 10013

Attention:	Department Head

Facsimile No.:	212-816-5599
(For all purposes)
In addition, in the case of notices or communications relating to Section 5, 6, 11 or 13 of this Agreement, a second copy of any such notice or communication shall be addressed to the attention of Party A’s legal department as follows:

Address:	Legal Department
77 Water Street
9th Floor
New York, New York 10004

Attention:	Department Head

Facsimile No.:	212-657-1452

Address for notices or communications to Party B:

Address:	c/o Wilmington Trust Company
1100 N. Market Street
Wilmington, Delaware 19890

Facsimile No.:	302-636-4140

Telephone No.:	302-651-1000

With a copy to:

Address:	Triad Financial Corporation
7711 Center Avenue, Suite 100
Huntington Beach, CA 92647

Attention:	Chief Financial Officer

Facsimile No.:	714-894-8617

Telephone No.:	714-799-2284

Address for notices or communications to the Insurer:

Address:	Financial Security Assurance Inc.
31 West 52nd Street
New York, New York 10019

Attention:	Managing Director-Transaction
Oversight
Re: Triad Automobile Receivables
Trust 2007-B
Policy No.: 51886B-N

Facsimile No.:	212-339-3518

Telephone No.:	212-826-0100

E-mail:	absreports@fsa.com
(b) Effectiveness of Notice. Section 12(a) is hereby amended by deleting the words “facsimile transmission or” in line 3 thereof.
(c) Process Agent. For the purpose of Section 13(c) of this Agreement:
Party A appoints as its Process Agent: Not applicable.
Party B appoints as its Process Agent: Not applicable.
(d) Offices. The provisions of Section 10(a) will apply to this Agreement.
(e) Multibranch Party. For the purpose of Section 10(c) of this Agreement:
Party A is a Multibranch Party and may enter into a Transaction through any of the following offices: New York, London, Singapore and Sydney.

Party B is not a Multibranch Party.
(f)	Calculation Agent. The Calculation Agent will be Party A unless otherwise specified in a Confirmation in reference to the relevant Transaction.
(g) Credit Support Document.
With respect to Party A: The 1994 ISDA Credit Support Annex to this Schedule, including Paragraph 13 thereof (the “Credit Support Annex”), and any guarantee that is provided to Party B pursuant to Part 5(b) below.
With respect to Party B: The Credit Support Annex, solely in respect of Party B’s obligations under Paragraphs 3(b), 6(d), and 8(d) of the Credit Support Annex and the Swap Policy.
(h) Credit Support Provider. Means (i) in relation to Party A, if a guarantee is provided to Party B pursuant to Part 5(b) below, the guarantor providing such guarantee and (ii) in relation to Party B, the Insurer.
(i) Governing Law. This Agreement including any claim or controversy arising out of or relating to this Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law provisions thereof other than the New York General Obligations Law Sections 5-1401 and 5-1402.
(j) “Affiliate” will have the meaning specified in Section 14 of this Agreement except, solely for purposes of Section 3(c) of this Agreement, Party A shall be considered to have no Affiliates, and for all purposes under this Agreement, Party B shall be deemed to have no Affiliates.
(k) Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.
(l) Single Agreement. Section 1(c) shall be amended by the addition of the words “The Credit Support Annex” after the words “Master Agreement”.
(m) Local Business Day. The definition of Local Business Day in Section 14 of this Agreement shall be amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.
(n) Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2006 ISDA Definitions as published and copyrighted in 2006 by the International Swaps and Derivatives Association, Inc. (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions.

Each reference herein to a “Section” (unless specifically referencing any Basic Document) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to the Schedule to the ISDA Master Agreement; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

Part 5
Other Provisions
(a)	No Set-Off
(i)	All payments under this Agreement shall be made without set-off or counterclaim, except as expressly provided for in Section 2(c), Section 6 or Part 1(q)(vi) or in Section 8 of the Credit Support Annex.

(ii)	Section 6(e) shall be amended by the deletion of the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”
(b)	Additional Termination Events. The following Additional Termination Events will apply. For purposes hereof, Party A shall be the sole Affected Party with respect to the events specified at (i) to (v) below and Party B shall be the sole Affected Party in respect of the events specified at (vi) and (vii) below:
(i)	An S&P Approved Ratings Downgrade Event has occurred and is continuing and Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex.

(ii)	A Moody’s First Trigger Ratings Event has occurred and is continuing, and Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex.

(iii)	(1) An S&P Required Ratings Downgrade Event has occurred and is continuing and Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex or (2) An S&P Required Ratings Downgrade Event has been continuing for 60 or more calendar days.

(iv)	A Moody’s Second Trigger Ratings Event has occurred and is continuing and Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex and (i) at least one Eligible Replacement has made a Firm Offer that would, assuming the occurrence of an Early Termination Date, qualify as a Market Quotation and which remains capable of becoming legally binding upon acceptance and (ii) 30 Local Business Days or more have elapsed since such Moody’s Second Trigger Rating Event first occurred.

(v)	Upon the occurrence of a Swap Disclosure Event (as defined in Part 5(q) below) Party A has not, within 10 Business Days after such Swap Disclosure Event, complied with any of the provisions set forth in clause (ii) of Part 5(q) below.

(vi)	An amendment, modification and/or supplement to any of the Basic Documents is made without the prior written consent of Party A, where such consent is required pursuant to the terms of any Basic Document and (A) such amendment, modification or supplement would, in the reasonable judgement of Party A, materially and adversely affect the rights or obligations of Party A in respect of the Agreement; and (B) the Insurer had consented to such amendment, modification and/or supplement (except where the Insurer’s consent is not required as the result of an Insurer Default). Any payments owed to Party A under this

Agreement as a result of such Additional Termination Event shall be made without regard to the effect of any such amendment, modification or supplement.

(vii)	The Indenture Trustee declares the Notes immediately due and payable following the occurrence of an Event of Default (as defined in the Indenture) pursuant to Section 5.2(c) of the Indenture (provided that such acceleration has not been rescinded pursuant to Section 5.2(d) of the Indenture) and the full and entire Trust Estate has been liquidated by public or private sale or otherwise pursuant to Section 5.4 of the Indenture. For the purpose of the foregoing Termination Event, (A) Party B shall be the sole Affected Party and (B) notwithstanding the provisions of Section 6(b) of the Agreement, the date of such liquidation shall be the Early Termination Date of the Transaction.
(c) Required Ratings Downgrade Event. So long as either a Moody’s Second Trigger Rating Event or an S&P Required Ratings Downgrade Event has occurred and is continuing, then Party A shall, at its own expense, use commercially reasonable efforts to, as soon as reasonably practicable, either (A) effect a Permitted Transfer or (B) procure an Eligible Guarantee from an Eligible Guarantor.
(d) Timing of Payments by Party B upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the “Unfunded Amount”) of any amount that is calculated as being due in respect of any Early Termination Date under Section 6(e) from Party B to Party A will be paid by Party B from amounts other than any upfront payment paid to Party B by an Eligible Replacement that has entered into a Replacement Transaction with Party B, then such Unfunded Amount shall be due on the next subsequent Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Distribution Dates until paid in full (or if such Early Termination Date is the final Distribution Date, on such final Distribution Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, such payment will be payable on such Distribution Date.
(e) Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Rating Agency has been given prior written notice of such designation or transfer.
(f) Control Rights. Notwithstanding anything to the contrary in Section 6 of this Agreement, if either (i) an Event of Default or (ii) a Termination Event has occurred and is continuing (in each case, other than with respect to Section 5(b)(i) and Part 5(b)(v), (vi) and (vii)), neither Party A nor Party B shall have the right to designate an Early Termination Date unless (a) the Insurer has failed to pay any payment due to Party A under the terms and conditions of the Swap Policy, or (b) the Insurer has consented to such designation in writing. Any purported designation in violation of this provision will, at the election of the Insurer, be void and of no effect.
Notwithstanding any other provision of this Agreement, at any time after the occurrence of an Event of Default for which Party B is the Defaulting Party, the Insurer (so long as it has not failed to pay any payment due to Party A under the terms and conditions of the Swap Policy, which failure is continuing) shall have the right (but not the obligation) to direct Party A to designate an Early Termination Date. For purposes of the foregoing sentence, an Event of Default for which Party B is the Defaulting Party shall be considered to be continuing notwithstanding any payments made by the Insurer pursuant to the Swap Policy.

(g) Conduct of Party B in connection with Replacement Transactions and Permitted Transfers. In determining whether or not a Firm Offer satisfies clause (b)(ii) of the definition of Replacement Transaction, Party B shall act in a commercially reasonable manner.
(h) Limited Recourse. Notwithstanding any other provision of this Agreement to the contrary, Party A hereby acknowledges and agrees that all of Party B’s obligations hereunder or in connection herewith will be solely the limited recourse obligations of Party B, payable solely from the Collateral (as defined in the Indenture) and the proceeds thereof, in accordance with the priority of payments and other terms of the Basic Documents and Party A will not have any recourse to any of the directors, officers, incorporators, shareholders, partners, agents or affiliates of Party B or any of their successors or assigns with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. The provisions of this paragraph will survive the designation of any Early Termination Date and any termination of this Agreement.
For the avoidance of doubt, the foregoing paragraph is not intended to limit any obligation of the Insurer pursuant to the Swap Policy.
(i) Non-petition. Party A agrees not to institute against or join any person in instituting against Party B any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding or other similar proceeding against Party B for any reason whatsoever, until the payment in full of all Notes issued pursuant to the Indenture, payment in full of all amounts due to the Insurer under the Insurance Agreement and the expiration of a period equal to one year and one day (or, if longer, the then applicable preference period) following all such payments; provided that nothing in this clause shall preclude, prohibit or restrict, or be deemed to estop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period (or, if longer, the then applicable preference period) in (x) any case or proceeding voluntarily filed or commenced by Party B or (y) any involuntary insolvency proceeding filed or commenced against Party B by a person other than Party A or its Affiliates, or (ii) from commencing against Party B or any properties of Party B any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding, or (iii) from joining any other person, including, without limitation, the Indenture Trustee, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings already commenced or other analogous proceedings already commenced under applicable laws. The provisions of this paragraph will survive the designation of any Early Termination Date and any termination of this Agreement.
(j) Transfers. Section 7 of this Agreement shall be deleted in its entirety.

(i)	Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party unless (a) the prior written consent of the other party and the Insurer (not to be unreasonably withheld or delayed) is obtained and (b) the Rating Agency Condition has been satisfied with respect to each Rating Agency other than Moody’s, except that Party A may (at its own cost):
(A)	transfer all or any part of its interest in any amount payable to it if Party B is a Defaulting Party under Section 6(e); or

(B)	effect a Permitted Transfer of all or substantially all its rights and obligations with respect to this Agreement to a Transferee (as defined in Part 5(w) below):
(I)	at any time at which a Moody’s First Trigger Ratings Event, S&P Approved Ratings Downgrade Event or S&P Required Ratings Downgrade Event has occurred and is continuing;

(II)	pursuant to Section 6(b)(ii) or Part 5(q)(ii);

(III)	pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity; or

(IV)	to another of its offices or branches at any time.
Following such transfer, all references to Party A shall be deemed to be references to the Transferee.

(ii)	If an entity has made a Firm Offer to be the transferee of a transfer to be made in accordance with clause (B) above, Party B shall (at Party A’s cost) at Party A’s written request, take any reasonable steps required to be taken by it to effect such transfer.

(iii)	Party A consents to the pledge and assignment by Party B of Party B’s rights and interests hereunder pursuant to the Indenture.
(k) Waiver of Right to Trial by Jury. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement.
(l) Severability. In the event that any one or more of the provisions contained in this Agreement should be held invalid, illegal, or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor, in good faith negotiations, to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
(m) Additional Representations. For purposes of Section 3 of this Agreement, the following shall be added, immediately following paragraph (f) thereof:
“(g)	No Reliance. It has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

(h)	Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

(i)	Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

(j)	Risk Management. Each of Party A and Party B represents that this Agreement has been, and each Transaction hereunder has been or will be, as the case may be, entered into for the purpose of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with its line of business (including financial intermediation services) and not for the purpose of speculation.

(k)	Eligible Contract Participant. Each of Party A and Party B represents that (a) it is an “eligible contract participant” within the meaning of Section 1(a)(12) of the Commodity Exchange Act, as amended (the “CEA”), (b) this Agreement and each Transaction is subject to individual negotiation by each party, and (c) neither this Agreement nor any Transaction will be executed or traded on a “trading facility” within the meaning of Section 1a(33) of the CEA.

(l)	Financial Institution. Party A represents that it is a “financial institution” as defined in the Federal Deposit Insurance Corporation Improvement Act of 1991 or Regulation EE promulgated by the Federal Reserve Board thereunder.

(m)	FDIC Representation. Party A represents to Party B on the date on which Party A enters into each Transaction that Party A is a depository institution subject to the requirements of the Federal Deposit Insurance Act. This Agreement (including the Credit Support Annex and each Confirmation) has been authorized by all necessary corporate action of Party A, the person executing this Agreement on behalf of Party A is an officer of Party A of the level of vice president or higher, and this Agreement (including the Credit Support Annex and each Confirmation) will be maintained by Party A in its official books and records.

(n)	Capacity. Party A represents to Party B on the date on which Party A enters into each Transaction that it is entering into this Agreement and the Transaction as principal and not as agent of any person. With respect to Party B, Wilmington Trust Company is executing this Agreement in its capacity as the Owner Trustee on behalf of Party B.

(o)	ERISA. The assets that are used in connection with the execution, delivery and performance of this Agreement and the Transactions entered into pursuant hereto are not the assets of an employee benefit or other plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan described in Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), an entity whose underlying assets include “plan assets” by reason of Department of Labor regulation section 2510.3-101, or a governmental plan that is subject to any federal, state, or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.”
(n) Recording of Conversations. Each party hereto consents to the recording of its telephone conversations pursuant to this Agreement. To the extent that one party records telephone conversations (the “Recording Party”) and the other party does not (the “Non-Recording Party”), the Recording Party shall, in the event of any dispute, make a complete and unedited copy of such party’s tape of the entire day’s conversations with the Non-Recording Party’s personnel available to the Non-Recording Party. The Recording Party’s tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party’s policy unless one party notifies the other that a particular transaction is under review and warrants further retention.
(o) Owner Trustee Liability. It is expressly understood and agreed by the parties that (a) this document is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of Party B is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only Party B, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of Party B or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Agreement or any other related documents. However, nothing contained herein shall be construed as limiting the liability of the Owner Trustee for any act or omission caused directly or indirectly as a result of its willful misconduct, bad faith or gross negligence.
(p) Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by deleting the words “to transfer” and inserting the words “to effect a Permitted Transfer” in lieu thereof.
(q) Compliance with Regulation AB.
(i)	It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof for so long as the Issuer is required to file periodic reports under the Exchange Act with respect to the Notes (such reports, the “Exchange Act Reports”), Party B or the Depositor requests from Party A the applicable financial information described in Item 1115(b) of Regulation AB (such request to be based on a reasonable determination by the Depositor, based on “significance estimates” made in substantially the same manner as that used in Triad’s internal risk management process in respect of similar instruments and furnished by Triad to the Depositor, or if Triad does not furnish such significance estimates to the Depositor, based on a determination of such significance estimates by the Depositor in a commercially reasonable manner) (the “Swap Financial Disclosure”).

(ii)	Upon the occurrence of a Swap Disclosure Event, Party A, at its own expense, shall either (1)(a) either (i) provide to the Depositor the current Swap Financial Disclosure in an EDGAR-compatible format (for example, such information may be provided in Microsoft Word® or Microsoft Excel® format but not in .pdf format) or (ii) provide written consent to the Depositor to incorporation by reference of such current Swap Financial Disclosure that are filed with the Securities and Exchange Commission in the Exchange Act Reports of the Depositor, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference in the Exchange Act Reports of the Depositor of such accounting firm’s report relating to their audits of such current Swap Financial Disclosure, and (c) provide to the Depositor any updated Swap Financial Disclosure with respect to Party A or any entity that consolidates Party A within five days of the release of any such updated Swap Financial Disclosure; (2) secure another entity through a Permitted Transfer to replace Party A as party to this Agreement on terms substantially similar to this Agreement, which entity (or a guarantor thereto) meets or exceeds both the Moody’s Second Trigger Ratings Threshold and the S&P Required Ratings Threshold and which entity complies with the requirements of Item 1115 of Regulation AB and clause (1) above, or (3) obtain a guaranty of Party A’s obligations under this Agreement from an Affiliate of Party A that complies with the financial information disclosure requirements of Item 1115 of Regulation AB, and cause such Affiliate to provide Swap Financial Disclosure and any future Swap Financial Disclosure and other information pursuant to clause (1), such that disclosure provided in respect of such Affiliate will satisfy any disclosure requirements applicable to Party A.
(r) Amendments. In addition to the requirements of Section 9, this Agreement will not be amended unless Party B shall have obtained satisfaction of the Rating Agency Condition with respect to S&P and the written consent of the Insurer.
(s) Subrogation. Each of Party A and Party B hereby acknowledges that, to the extent of payments made by the Insurer to Party A under the Swap Policy, the Insurer shall be fully subrogated to the rights of Party A against Party B under the Transaction to which such payments relate, including, but not limited to, the right to receive payment from Party B and the enforcement of any remedies against Party B. Party A hereby agrees to assign to the Insurer its right to receive payment from Party B under any Transaction to the extent of any payment thereunder by the Insurer to Party A. Party B acknowledges and consents to the assignment by Party A to the Insurer of any rights and remedies that Party A has under any Transaction or any other document executed in connection herewith.
(t) Expenses. Party B agrees to reimburse the Insurer immediately and unconditionally upon demand for all reasonable expenses incurred by the Insurer in connection with the issuance of the Swap Policy and the enforcement by the Insurer of Party B’s obligations under this Agreement and any other documents executed in connection with the execution and delivery of this Agreement, including, but not limited to, fees (including professional fees), costs and expenses incurred by the Insurer which are related to or resulting from any breach by Party B of its obligations hereunder.
Party A agrees that, for the purpose only of calculating amounts that are owed by Party A pursuant to Section 11 of this Agreement, to the extent that the Insurer incurs any such amounts in connection with its enforcement and protection of its or Party B’s rights under this Agreement or any Credit Support Document, such amounts, if any, shall, in cases where they would otherwise be reimbursable to Party B, instead be reimbursable to the Insurer by Party A.
(u) Notices. A copy of each notice or other communication between the parties with respect to this Agreement must be sent at the same time to the Insurer.
(v) Article 76. Party A and Party B acknowledge that the Swap Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

(w) Additional Definitions.
As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:
“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c) and (d) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.
“Citi-Sponsored” means, in respect of a derivative product company, an entity which is either (a) an Affiliate of Party A and consolidated with Party A for accounting purposes or (b) is subject to an unconditional and irrevocable guarantee from Party A (or an Affiliate of Party A) in respect of all its present and future obligations.
“Derivative Provider Trigger Event” means (i) an Event of Default with respect to which Party A is a Defaulting Party, (ii) a Termination Event with respect to which Party A is the sole Affected Party other than a Termination Event occurring under Section 5(b)(i) or Section 5(b)(ii), or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.
“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations of Party A under this Agreement (or, solely for purposes of the definition of Eligible Replacement, all present and future obligations of such Eligible Replacement under this Agreement or its replacement, as applicable) which is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B the form and substance of which guarantee are satisfactory to the Insurer and subject to the Rating Agency Condition with respect to each Rating Agency other than Moody’s, and either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to Tax collected by withholding or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required or (C) in the event that any payment under such guarantee is made net of deduction or withholding for Tax, Party A is required, under Section 2(a)(i), to make such additional payment as is necessary to ensure that the net amount actually received by Party B from the guarantor will equal the full amount Party B would have received had no such deduction or withholding been required.
“Eligible Guarantor” means an entity that has credit ratings at least equal to the Replacement Ratings Threshold.
“Eligible Replacement” means an entity: (A) that lawfully could perform the obligations owing to Party B under this Agreement (or its replacement, as applicable); (B) that has credit ratings at least equal to the Replacement Ratings Threshold or the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of such entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee provided by an Eligible Guarantor; and (C) which is acceptable to the Insurer, acting in a commercially reasonable manner if such entity is (i) a structured investment vehicle or (ii) a derivative product company which is not Citi-Sponsored.

“Financial Institution” means (a) a bank, broker/dealer, insurance company or (b) a derivative product company which is Citi-Sponsored.
“Firm Offer” means an offer that will become legally binding upon acceptance.
“Moody‘s” means Moody’s Investors Service, Inc., or any successor thereto.
“Moody‘s First Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Rating Threshold.
“Moody‘s First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s and a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.
“Moody‘s Second Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.
“Moody‘s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s and a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “P-2”, or (ii) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.
“Permitted Transfer” means a transfer by novation or assignment by Party A to a transferee (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement; (b) Party A and the Transferee are both “dealers in notional principal contracts” within the meaning of Treasury regulations section 1.1001-4; (c) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4), (d) an Event of Default or Termination Event would not occur as a result of such transfer; (e) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction; (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A’s rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Rating Agency and the Insurer has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty, notice information and account details; and (i) such transfer otherwise complies with the terms of the Basic Documents.
“Rating Agencies” means, with respect to any date of determination, each of S&P or Moody’s, to the extent that each such rating agency is then providing a rating for any of the Notes.
“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder and each Rating Agency specified in connection with such proposed act or omission, that the party proposing such act or failure to act must consult with each of the Rating Agencies and receive from each such Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then current rating of the Notes.
“Relevant Entity” means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.
“Replacement Ratings Threshold” means each of the S&P Required Ratings Threshold and the Moody’s Second Trigger Ratings Threshold.
“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (a) has terms which would be effective to transfer to a transferee all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement and all relevant Transactions, which terms are identical to the terms of this Agreement, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(m), notice information and account details, save for the exclusion of provisions relating to Transactions that are not Terminated Transactions, or (b) (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) under this Agreement in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, and (ii) (A) has terms which are, in all material respects, no less beneficial for Party B than those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions), as determined by Party B, acting in a commercially reasonable manner and (B) is acceptable to the Insurer, acting in a commercially reasonable manner.
“Required Ratings Downgrade Event” means either a Moody’s Second Trigger Ratings Event or an S&P Required Ratings Downgrade Event has occurred.
“Required Ratings Threshold” means each of the S&P Required Ratings Threshold and the Moody’s Second Trigger Ratings Threshold.
“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.
“S&P Approved Ratings Downgrade Event” means, with respect to any Relevant Entities that are Financial Institutions, no such Relevant Entity meets the S&P Approved Ratings Threshold.
“S&P Approved Ratings Threshold” means, with respect to a Relevant Entity or an Eligible Replacement, as the case may be, a short-term unsecured and unsubordinated debt rating from S&P of at least “A-1”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of at least “A+”.
“S&P Required Ratings Downgrade Event” means no Relevant Entity meets the S&P Required Ratings Threshold.
“S&P Required Ratings Threshold” means, (a) with respect to a Relevant Entity or an Eligible Replacement, as the case may be, that is a Financial Institution, a short-term unsecured and unsubordinated debt rating from S&P of at least “A-2” or, if the entity does not have a short-term unsecured rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of at least “A-”, (b) with respect to a Relevant Entity that is not a Financial Institution, a short-term unsecured and unsubordinated debt rating from S&P of at least “A-1” or, if the entity does not have a short-term unsecured rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of at least “A+”.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

CITIBANK, N.A.		TRIAD AUTOMOBILE RECEIVABLES TRUST 2007-B

By:	/s/ Linda Cook Name: Linda Cook Title Vice President	By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

		By:	/s/ Erwin M. Soriano Name: Erwin M. Soriano
Title: Assistant Vice President

Paragraph 13. Elections and Variables
(a) Security Interest for "Obligations”. The term “Obligations” shall have the meaning set forth in Paragraph 12.
(b) Credit Support Obligations.
(i)	Delivery Amount, Return Amount and Credit Support Amount; Addition to Paragraph 3.
(A)	“Delivery Amount” has the meaning specified in Paragraph 3(a), except that:
(I)	the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced with the words “not later than the close of business on each Valuation Date”;

(II)	the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” shall be deleted in its entirety and replaced with the following:

“The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of:
(1)	the amount by which (a) the Moody’s Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party; and

(2)	the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party”; and
(III)	if, on any Valuation Date, the Delivery Amount equals or exceeds the Pledgor’s Minimum Transfer Amount, the Pledgor will Transfer to the Secured Party sufficient Eligible Credit Support to ensure that, immediately following such transfer, the Delivery Amount shall be zero.
(B)	“Return Amount” has the meaning specified in Paragraph 3(b), except that:
(I)	the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” shall be deleted in its entirety and replaced with the following:

“The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of:
(1)	the amount by which (a) the Moody’s Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Credit Support Amount for such Valuation Date; and

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(2)	the amount by which (a) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date”; and
(II)	in no event shall the Secured Party be required to Transfer any Posted Credit Support under Paragraph 3(b) if, immediately following such transfer, the Delivery Amount would be greater than zero.
(C) Paragraph 4(b) is hereby amended by the insertion of the words “(i) in respect of a Transfer pursuant to Paragraph 3(b),” immediately prior to the words “if a demand for” and the insertion of the words “; and (ii) in respect of a Transfer pursuant to Paragraph 3(a), the relevant Transfer will be made not later than the close of business on the Local Business Day following the Valuation Date” immediately prior to the period.
(D) The term “Credit Support Amount” shall not apply.
(E) Moody’s Credit Support Amount means, for any Valuation Date:
(i)	if the Moody’s Threshold for such Valuation Date is zero and either (a) a Moody’s Second Trigger Ratings Event is not continuing or (b) a Moody’s Second Trigger Ratings Event is continuing but less than 30 Local Business Days have elapsed since such Moody’s Second Trigger Ratings Event first occurred, an amount in USD equal to the greater of (1) the sum of (a) the Secured Party’s Exposure and (b) the aggregate of First Trigger Collateral Amounts (as defined below) for all Transactions hereunder and (2) zero;

(ii)	so long as a Moody’s Second Trigger Ratings Event has occurred and is continuing and 30 or more Local Business Days have elapsed since such Moody’s Second Trigger Ratings Event first occurred, an amount in USD equal to the greatest of (1) the sum of (a) the Secured Party’s Exposure and (b) the aggregate of Second Trigger Collateral Amounts (as defined below) for all Transactions hereunder, (2) an aggregate amount equal to the sum of the Floating Amounts payable by Party A pursuant to each Transaction hereunder in respect of the first Floating Rate Payer Payment Date scheduled to occur on or after such Valuation Date and (3) zero; or

(iii)	if the Moody’s Threshold for such Valuation Date is infinity, zero.
(F) S&P Credit Support Amount means, for any Valuation Date:
(i)	if the S&P Threshold for such Valuation Date is zero and an S&P Required Ratings Downgrade Event has not been continuing for 10 or more Local Business Days, an amount equal to the Secured Party’s Exposure;

(ii)	if the S&P Threshold for such Valuation Date is zero and an S&P Required Ratings Downgrade Event has been continuing for at least 10 Local Business Days, an amount equal to 125% of the Secured Party’s Exposure; or

(iii)	if the S&P Threshold is infinity, zero.

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(G) Reserved.
(H) Certain definitions:
First Trigger Collateral Amount means, in respect of each Transaction hereunder on any date, an amount in USD equal to the Notional Amount of such Transaction on such date multiplied by the Applicable Percentage set forth in the table in Exhibit A hereto.
Moody’s Value means, on any date and with respect to any Eligible Collateral, the bid price obtained by the Valuation Agent, multiplied by the applicable Moody’s Valuation Percentage.
S&P Value means, on any date and with respect to any Eligible Collateral other than cash, the bid price obtained by the Valuation Agent, or in the case of Cash the amount thereof, in each case, multiplied by the applicable S&P Valuation Percentage.
Second Trigger Collateral Amount means, in respect of each Transaction hereunder on any date, an amount in USD equal to the Notional Amount of such Transaction on such date multiplied by the Applicable Percentage set forth in the applicable table in Exhibit B hereto.
(ii)	Eligible Collateral. On any date, the following items will qualify as “Eligible Collateral” for Party A (all Eligible Collateral to be denominated in USD):
(A) Valuation Percentage S&P

	S&P	S&P
	Approved	Required
	Ratings	Ratings
	Downgrade	Downgrade
	Event	Event
(i) Cash	100%	80%

(ii) Coupon-bearing negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date of less than 5 years	98%	78.4%

(iii) Coupon-bearing negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 5 years but less than or equal to 10 years	92.6%	74.1%
S&P Valuation Percentage means, with respect to a Valuation Date and each instrument in the above table (i) so long as the S&P Threshold for such Valuation Date is zero and an S&P Required Ratings Downgrade Event has not been continuing for 10 or more Local Business Days, the corresponding percentage for such instrument in the column headed “S&P Approved Ratings Downgrade Event” or (ii) so long as the S&P Threshold for such Valuation Date is zero and an S&P Required Ratings Downgrade Event has been continuing for at least 10 Local Business Days, the corresponding percentage in the column headed “S&P Required Ratings Downgrade Event.”

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(B) Valuation Percentage Moody’s

	Moody’s First Trigger	Moody’s Second Trigger
INTRUMENT	Ratings Event	Ratings Event
U.S. Dollar Cash	100%	100%
Fixed-Rate Negotiable treasury Debt Issued by the U.S. Treasury Department with Remaining Maturity
<1 Year	100%	100%
1 to 2 years	100%	99%
2 to 3 years	100%	98%
3 to 5 years	100%	97%
5 to 7 years	100%	96%
7 to 10 years	100%	94%
Floating-Rate Negotiable treasury Debt Issued by the U.S. Treasury Department
All Maturities	100%	99%
Moody’s Valuation Percentage means, with respect to a Valuation Date and each instrument in the above table (i) so long as the Moody’s Threshold for such Valuation Date is zero and either (A) a Moody’s Second Trigger Ratings Event is not continuing or (B) a Moody’s Second Trigger Ratings Event is continuing but less than 30 Local Business Days have elapsed since such Moody’s Second Trigger Ratings Event first occurred, the corresponding percentage for such instrument in the column headed “Moody’s First Trigger Ratings Event” or (ii) so long as (A) a Moody’s Second Trigger Ratings Event has occurred and is continuing and (B) at least 30 Local Business Days have elapsed since such Moody’s Second Trigger Ratings Event first occurred, the corresponding percentage in the column headed “Moody’s Second Trigger Ratings Event.”
(iii) Other Eligible Support. There shall be no “Other Eligible Support” for either party for purposes of this Annex.
(iv) Thresholds.
(A) “Moody’s Threshold” means, with respect to Party A and any Valuation Date, if a Moody’s First Trigger Ratings Event has occurred and is continuing and such Moody’s First Trigger Ratings Event has been continuing for at least 30 Local Business Days or since this Annex was executed, zero; otherwise, infinity.
(B) “S&P Threshold” means, with respect to Party A and any Valuation Date, if (i) an S&P Approved Ratings Downgrade Event has been continuing for at least 10 Local Business Days or since this Annex was executed, or (ii) if an S&P Required Ratings Downgrade Event has been continuing for at least 10 Local Business Days, zero; otherwise, infinity.
(C) “Minimum Transfer Amount” means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Outstanding Amount of the Notes rated by S&P ceases to be more than USD 50,000,000 the “Minimum Transfer Amount” shall be USD 50,000.
(D) Rounding. The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

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(c) Valuation and Timing.
       (i) “Valuation Agent” means Party A. Calculations by Party A will be made by reference to commonly accepted market sources.
       (ii) “Valuation Date” means each Local Business Day.
       (iii) “Valuation Time” means, with respect to the determination of Exposure, Value of Eligible Credit Support and Posted Credit Support, the close of business on the Local Business Day immediately before the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.
       (iv) “Notification Time” means 12:00 noon, New York time on a Valuation Date; provided, however, that, notwithstanding Paragraph 4(b), with regard to Transfers of Eligible Credit Support or Posted Credit Support in the form of Cash, if a request for Transfer is made by the Notification Time, then the relevant Transfer shall be made not later than the close of business on the day on which such request is received, or, if such day is not a Local Business Day or, if such request is received after the Notification Time, not later than the close of business on the next Local Business Day. Notwithstanding anything herein to the contrary, with regard to Transfers of Independent Amounts, the relevant Transfer shall be made by the close of business on the second Local Business Day following the Trade Date of the applicable Transaction.
(d) Conditions Precedent and Secured Party’s Rights and Remedies. There shall be no “Specified Condition” with respect to Party A or Party B.
(e) Substitution.
             (i) “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).
(f) Dispute Resolution.
       (i) “Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which notice is given that gives rise to a dispute under Paragraph 5.
       (ii) Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), Party A will determine the Value of Eligible Credit Support or Posted Credit Support consisting of securities based upon the bid price quotations of any generally recognized dealer (which may include an affiliate of Party A), and adding thereto any interest accrued but not paid to any person with respect to such securities through the day on which the determination is made and multiplying the sum by the applicable Valuation Percentage, if any.
       (iii) Alternative. The provisions of Paragraph 5 will apply, provided, however, that in the event of a dispute regarding the Value of securities which constitute Eligible Credit Support or Posted Credit Support, Party B may submit mid market quotations from two other recognized dealers in which case the Value of such securities shall be the mean of the two quotations submitted by Party B.
(g) Holding and Using Posted Collateral.
       (i) Eligibility to Hold Posted Collateral; Custodians. The Indenture Trustee will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), such Posted Collateral to be held in a segregated account. If at any time the Indenture Trustee does not have a short-term unsecured and unsubordinated debt rating of at least “A-1” from S&P, the Indenture Trustee shall, within 60 calendar days of such rating downgrade, be replaced as custodian by an entity with a short-term unsecured and unsubordinated debt rating of at least “A-1” from S&P.

15

       (ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B; provided, however, that if Party A delivers Posted Collateral in book-entry form, then Paragraph 6(c)(ii) will apply to Party B and its Custodian, and Party B and its Custodian shall have the rights specified in Paragraph 6(c)(ii).
(h) Distributions and Interest Amount.
       (i) Interest Rate. The “Interest Rate” will be the actual rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian. Posted Collateral in the form of Cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) Eligible Investments (as defined in the Sale and Servicing Agreement), as directed by Party A unless (x) an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the Defaulting Party or sole Affected Party or (y) an Early Termination Date has been designated, in which case such investment shall be uninvested. Gains and losses incurred in respect of any investment of Posted Collateral in the form of Cash in Eligible Investments as directed by Party A shall be for the account of Party A. If no investment direction is received, then Posted Collateral in the form of Cash shall be held uninvested.
       (ii) Transfer of Interest Amount. Transfers of the Interest Amount will be made on each Distribution Date (as defined in the Sale and Servicing Agreement), provided that Party B shall not be obliged to so transfer any Interest Amount unless and until it has earned and received such interest
       (iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply, provided, however, that the Interest Amount will compound daily.
       (iv) Distributions. Paragraph 6(d)(i) shall be deleted in its entirety and replaced with the following:
“Distributions. Subject to Paragraph 4(a), if Party B receives Distributions on a Local Business Day, it will Transfer to Party A not later than the following Local Business Day any Distributions it receives to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).”
(i) Additional Representations.
Party A represents to Party B (which representation will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:
       (i) no consent, approval or other authorization of any governmental authority is required in connection with the Transfer of Eligible Collateral hereunder.
       (ii) Its assets exceed its liabilities.
(j) Other Eligible Support and Other Posted Support.
       (i) “Value” with respect to Other Eligible Support and Other Posted Support shall not be applicable.
       (ii) “Transfer” with respect to Other Eligible Support and Other Posted Support shall not be applicable.
(k) Demands and Notices.

16

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Annex, provided, that the address for Party A for such purposes shall be:
Citibank N.A.
Collateral Management Group
333 West 34th Street, 2nd FL
New York, NY 10001
Telephone no. (212) 615-8406
Facsimile no. (212) 994-0727;
and the address for Party B for such purposes shall be as set forth in the Schedule to the Master Agreement.
(l) Return of Fungible Securities.
In lieu of returning to Party A pursuant to Paragraphs 3(b), 4(d), 5 and 8(d) any Posted Collateral comprising securities Party B may return Equivalent Collateral. “Equivalent Collateral” means, with respect to any security constituting Posted Collateral, a security of the same issuer and, as applicable, representing or having the same class, series, maturity, interest rate, principal amount or liquidation value and such other provisions as are necessary for that security and the security constituting Posted Collateral to be treated as equivalent in the market for such securities.
(m) Other Provisions.
       (i) Actions Hereunder. Either party may take any actions hereunder, including liquidation rights, through its Custodian, and, in the case of Party A, through Salomon Smith Barney Inc. or any successor, as agent for Party A.
       (ii) Events of Default. Paragraph 7 shall be deleted and replaced in its entirety by the following paragraph:
          “For the purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral, any Distributions or the Interest Amount, as applicable, required to be made by it and that failure continues for one Local Business Day after the notice of that failure is given to that party, except that (A) if such failure would constitute an Additional Termination Event under another provision of this Agreement and (B) no more than 30 Local Business Days have elapsed since the last time that Party A satisfied the Moody’s Second Trigger Ratings Threshold, then such failure shall be an Additional Termination Event and not an Event of Default”.
       (iii) Agreement as to Single Secured Party and Pledgor.
       Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b), Paragraph 2 or the definitions in Paragraph 12, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder.
       (iv) Expenses.
Notwithstanding Paragraph 10(a), the Pledgor will be responsible for, and will reimburse the Secured Party for, all costs involved in the Transfer and maintenance of Eligible Collateral from the Pledgor to the Secured

17

Party (or any agent or custodian for safekeeping of the Secured Party) or from the Secured Party (or any agent or custodian for safekeeping of the Secured Party ) to the Pledgor pursuant to paragraph 4(d).
       (v) Execution Copies of Credit Support Annex.
Execution copies of the Credit Support Annex to which this Paragraph 13 is attached or otherwise relates have been prepared using a copy or other reproduction of the official version of the 1994 ISDA Credit Support Annex (ISDA Agreements Subject to New York Law Only) Copyright © 1994 published by the International Swaps & Derivatives Association, Inc. (the “Official Version”). In the event of any inconsistency between such execution copies (which comprise Paragraph 1 through Paragraph 12 of the Credit Support Annex) and the Official Version, the Official Version shall prevail as though the names of Party A and Party B appeared thereon, together with the signatures of their respective authorized signatories and the date of this Credit Support Annex.

18

IN WITNESS WHEREOF, the parties hereto have executed this Annex as of the date first above written.

Citibank, N.A.		Triad Automobile Receivables Trust 2007-B

By:	/s/ Linda Cook Name: Linda Cook Title: Vice President	By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

		By:	/s/ Erwin M. Soriano Name: Erwin M. Soriano
Title: Assistant Vice President

EXHIBIT A
FIRST TRIGGER COLLATERAL AMOUNT APPLICABLE PERCENTAGES

	Interest Rate Hedges		Currency Hedges
Weighted Average Life	Valuation Dates:
of Hedge in Years	Daily	Weekly	Daily	Weekly
Less than 1 year	0.15%	0.25%	1.10%	2.20%
Equal to or greater than 1 year but less than 2 years	0.30%	0.50%	1.20%	2.40%
Equal to or greater than 2 years but less than 3 years	0.40%	0.70%	1.30%	2.60%
Equal to or greater than 3 years but less than 4 years	0.60%	1.00%	1.40%	2.80%
Equal to or greater than 4 years but less than 5 years	0.70%	1.20%	1.50%	2.90%
Equal to or greater than 5 years but less than 6 years	0.80%	1.40%	1.60%	3.10%
Equal to or greater than 6 years but less than 7 years	1.00%	1.60%	1.60%	3.30%
Equal to or greater than 7 years but less than 8 years	1.10%	1.80%	1.70%	3.40%
Equal to or greater than 8 years but less than 9 years	1.20%	2.00%	1.80%	3.60%
Equal to or greater than 9 years but less than 10 years	1.30%	2.20%	1.90%	3.80%
Equal to or greater than 10 years but less than 11 years	1.40%	2.30%	1.90%	3.90%
Equal to or greater than 11 years but less than 12 years	1.50%	2.50%	2.00%	4.00%
Equal to or greater than 12 years but less than 13 years	1.60%	2.70%	2.10%	4.10%
Equal to or greater than 13 years but less than 14 years	1.70%	2.80%	2.10%	4.30%
Equal to or greater than 14 years but less than 15 years	1.80%	3.00%	2.20%	4.40%
Equal to or greater than 15 years but less than 16 years	1.90%	3.20%	2.30%	4.50%
Equal to or greater than 16 years but less than 17 years	2.00%	3.30%	2.30%	4.60%
Equal to or greater than 17 years but less than 18 years	2.00%	3.50%	2.40%	4.80%
Equal to or greater than 18 years but less than 19 years	2.00%	3.60%	2.40%	4.90%
Equal to or greater than 19 years but less than 20 years	2.00%	3.70%	2.50%	5.00%
Equal to or greater than 20 years but less than 21 years	2.00%	3.90%	2.50%	5.00%

A-1

	Interest Rate Hedges		Currency Hedges
Weighted Average Life	Valuation Dates:
of Hedge in Years	Daily	Weekly	Daily	Weekly
Equal to or greater than 21 years but less than 22 years	2.00%	4.00%	2.50%	5.00%
Equal to or greater than 22 years but less than 23 years	2.00%	4.00%	2.50%	5.00%
Equal to or greater than 23 years but less than 24 years	2.00%	4.00%	2.50%	5.00%
Equal to or greater than 24 years but less than 25 years	2.00%	4.00%	2.50%	5.00%
Equal to or greater than 25 years but less than 26 years	2.00%	4.00%	2.50%	5.00%
Equal to or greater than 26 years but less than 27 years	2.00%	4.00%	2.50%	5.00%
Equal to or greater than 27 years but less than 28 years	2.00%	4.00%	2.50%	5.00%
Equal to or greater than 28 years but less than 29 years	2.00%	4.00%	2.50%	5.00%
Equal to or greater than 29 years but less than 30 years	2.00%	4.00%	2.50%	5.00%
Equal to 30 years	2.00%	4.00%	2.50%	5.00%

A-2

EXHIBIT B
SECOND TRIGGER COLLATERAL AMOUNT APPLICABLE PERCENTAGES
For Transactions that are not Transaction-Specific Hedges.
“Transaction-Specific Hedge” means any Transaction that is a cap, floor or swaption, or a Transaction in respect of which (x) the notional amount of the swap is “balance guaranteed” or (y) the notional amount of the swap for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

	Interest Rate Swaps		Currency Swaps
Weighted Average Life	Valuation Dates:
of Hedge in Years	Daily	Weekly	Daily	Weekly
Less than 1 year	0.50%	0.60%	6.10%	7.25%
Equal to or greater than 1 year but less than 2 years	1.00%	1.20%	6.30%	7.50%
Equal to or greater than 2 years but less than 3 years	1.50%	1.70%	6.40%	7.70%
Equal to or greater than 3 years but less than 4 years	1.90%	2.30%	6.60%	8.00%
Equal to or greater than 4 years but less than 5 years	2.40%	2.80%	6.70%	8.20%
Equal to or greater than 5 years but less than 6 years	2.80%	3.30%	6.80%	8.40%
Equal to or greater than 6 years but less than 7 years	3.20%	3.80%	7.00%	8.60%
Equal to or greater than 7 years but less than 8 years	3.60%	4.30%	7.10%	8.80%
Equal to or greater than 8 years but less than 9 years	4.00%	4.80%	7.20%	9.00%
Equal to or greater than 9 years but less than 10 years	4.40%	5.30%	7.30%	9.20%
Equal to or greater than 10 years but less than 11 years	4.70%	5.60%	7.40%	9.30%
Equal to or greater than 11 years but less than 12 years	5.00%	6.00%	7.50%	9.50%
Equal to or greater than 12 years but less than 13 years	5.40%	6.40%	7.60%	9.70%
Equal to or greater than 13 years but less than 14 years	5.70%	6.80%	7.70%	9.80%
Equal to or greater than 14 years but less than 15 years	6.00%	7.20%	7.80%	10.00%
Equal to or greater than 15 years but less than 16 years	6.30%	7.60%	7.90%	10.00%
Equal to or greater than 16 years but less than 17 years	6.60%	7.90%	8.00%	10.00%
Equal to or greater than 17 years but less than 18 years	6.90%	8.30%	8.10%	10.00%

B-1

	Interest Rate Swaps		Currency Swaps
Weighted Average Life	Valuation Dates:
of Hedge in Years	Daily	Weekly	Daily	Weekly
Equal to or greater than 18 years but less than 19 years	7.20%	8.60%	8.20%	10.00%
Equal to or greater than 19 years but less than 20 years	7.50%	9.00%	8.20%	10.00%
Equal to or greater than 20 years but less than 21 years	7.80%	9.00%	8.30%	10.00%
Equal to or greater than 21 years but less than 22 years	8.00%	9.00%	8.40%	10.00%
Equal to or greater than 22 years but less than 23 years	8.00%	9.00%	8.50%	10.00%
Equal to or greater than 23 years but less than 24 years	8.00%	9.00%	8.60%	10.00%
Equal to or greater than 24 years but less than 25 years	8.00%	9.00%	8.60%	10.00%
Equal to or greater than 25 years but less than 26 years	8.00%	9.00%	8.70%	10.00%
Equal to or greater than 26 years but less than 27 years	8.00%	9.00%	8.80%	10.00%
Equal to or greater than 27 years but less than 28 years	8.00%	9.00%	8.80%	10.00%
Equal to or greater than 28 years but less than 29 years	8.00%	9.00%	8.90%	10.00%
Equal to or greater than 29 years but less than 30 years	8.00%	9.00%	8.90%	10.00%
Equal to 30 years	8.00%	9.00%	9.00%	10.00%
For Transactions that are Transaction-Specific Hedges.

	Interest Rate Hedges		Currency Hedges
Weighted Average Life	Valuation Dates:
of Hedge in Years	Daily	Weekly	Daily	Weekly
Less than 1 year	0.65%	0.75%	6.30%	7.40%
Equal to or greater than 1 year but less than 2 years	1.30%	1.50%	6.60%	7.80%
Equal to or greater than 2 years but less than 3 years	1.90%	2.20%	6.90%	8.20%
Equal to or greater than 3 years but less than 4 years	2.50%	2.90%	7.10%	8.50%
Equal to or greater than 4 years but less than 5 years	3.10%	3.60%	7.40%	8.90%
Equal to or greater than 5 years but less than 6 years	3.60%	4.20%	7.70%	9.20%
Equal to or greater than 6 years but less than 7 years	4.20%	4.80%	7.90%	9.60%
Equal to or greater than 7 years but less than 8 years	4.70%	5.40%	8.20%	9.90%

B-2

	Interest Rate Hedges		Currency Hedges
Weighted Average Life	Valuation Dates:
of Hedge in Years	Daily	Weekly	Daily	Weekly
Equal to or greater than 8 years but less than 9 years	5.20%	6.00%	8.40%	10.20%
Equal to or greater than 9 years but less than 10 years	5.70%	6.60%	8.60%	10.50%
Equal to or greater than 10 years but less than 11 years	6.10%	7.00%	8.80%	10.70%
Equal to or greater than 11 years but less than 12 years	6.50%	7.50%	9.00%	11.00%
Equal to or greater than 12 years but less than 13 years	7.00%	8.00%	9.20%	11.30%
Equal to or greater than 13 years but less than 14 years	7.40%	8.50%	9.40%	11.50%
Equal to or greater than 14 years but less than 15 years	7.80%	9.00%	9.60%	11.80%
Equal to or greater than 15 years but less than 16 years	8.20%	9.50%	9.80%	11.80%
Equal to or greater than 16 years but less than 17 years	8.60%	9.90%	10.00%	12.00%
Equal to or greater than 17 years but less than 18 years	9.00%	10.40%	10.10%	12.00%
Equal to or greater than 18 years but less than 19 years	9.40%	10.80%	10.30%	12.00%
Equal to or greater than 19 years but less than 20 years	9.70%	11.00%	10.50%	12.00%
Equal to or greater than 20 years but less than 21 years	10.00%	11.00%	10.70%	12.00%
Equal to or greater than 21 years but less than 22 years	10.00%	11.00%	10.80%	12.00%
Equal to or greater than 22 years but less than 23 years	10.00%	11.00%	11.00%	12.00%
Equal to or greater than 23 years but less than 24 years	10.00%	11.00%	11.00%	12.00%
Equal to or greater than 24 years but less than 25 years	10.00%	11.00%	11.00%	12.00%
Equal to or greater than 25 years but less than 26 years	10.00%	11.00%	11.00%	12.00%
Equal to or greater than 26 years but less than 27 years	10.00%	11.00%	11.00%	12.00%
Equal to or greater than 27 years but less than 28 years	10.00%	11.00%	11.00%	12.00%
Equal to or greater than 28 years but less than 29 years	10.00%	11.00%	11.00%	12.00%
Equal to or greater than 29 years but less than 30 years	10.00%	11.00%	11.00%	12.00%
Equal to 30 years	10.00%	11.00%	11.00%	12.00%

B-3